Exhibit 99.4

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/SPNE

• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote

PHONE Call 1-866-249-5109

• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL

• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

SeaSpine Holdings Corporation

Special Meeting of Stockholders

For Stockholders of record as of [ ]

TIME:	[ ], Pacific Time

PLACE:	[ ]

[ ]

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints [    ] and [    ], and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of SeaSpine Holdings Corporation which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS AS SET FORTH ON THE REVERSE SIDE ON ALL PROPOSALS. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERTY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEROF.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Proxies indentified herein cannot vote your shares unless you sign and date (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

SeaSpine Holdings Corporation

Special Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

          FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger, dated as of October 10, 2022 (the “merger agreement”), by and among Orthofix Medical Inc., Orca Merger Sub Inc. and SeaSpine Holdings Corporation (the “SeaSpine merger proposal”).	☐	☐	☐	FOR

2.	To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to SeaSpine’s named executive officers in connection with the merger contemplated by the merger agreement.	☐	☐	☐	FOR

3.	To approve the adjournment of the SeaSpine special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the SeaSpine special meeting to approve the SeaSpine merger proposal.	☐	☐	☐	FOR

☐ Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date